Exhibit 10.88

CLOSING AGREEMENT

This Closing Agreement (the “Agreement”), dated as of January 15, 2025 (the “Issue Date”), is entered into between Bioxytran, Inc. a Nevada corporation (the “Company”), and TRITON FUNDS LP, a Delaware limited partnership (the “Investor” and, together with the Company, the “Parties” and, each, individually, a “Party”).

RECITALS:

WHEREAS, upon the terms and subject to the conditions contained herein, the Investor shall purchase One Million, Six Hundred Thousand Dollars ($1,600,000) of Securities after a Registration Statement is declared effective by the SEC;

NOW THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, the covenants and agreements set forth hereafter, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

SECTION I

DEFINITIONS

For all purposes of and under this Agreement, the following terms shall have the respective meanings below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms.

“Administrative Fee” shall mean a $35,000 payment from the Company to the Investor deducted from the Closing.

“Business Day” shall mean any day on which the Principal Market for the Common Stock is open for trading from the hours of 9:30 am until 4:00 pm eastern time.

“Closing” shall mean a date that is no later than five (5) Business Days after the Closing Notice Date whereby the Investment Amount is sent to the Company.

“Closing Notice” shall mean a notice in the form of Exhibit A to this Agreement.

“Closing Notice Date” shall mean the date the Securities are received by the Investor.

“Commitment Period” shall mean the period beginning on the Issue Date and ending on the expiration of this Agreement. “Common Stock” shall mean the Company’s shares of Common Stock.

“Investment Amount” shall mean the Securities in the Closing Notice multiplied by the lowest daily traded price of the Common Stock ten (10) Business Days prior to the Closing.

“Principal Market” shall mean the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the OTC Market, whichever is the primary market on which the Common Stock is listed.

“Purchase Fee” shall mean a Four Hundred Thousand Dollar ($400,000) payment from the Company to the Investor deducted from the Closing.

“Registration Statement” shall mean the registration statement covering the resale of the Securities.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities” shall mean the shares of Common Stock issued pursuant to the terms of this Agreement.

SECTION II

PURCHASE AND SALE OF SECURITIES

2.1 PURCHASE AND SALE OF SECURITIES. Subject to the terms and conditions set forth herein, the Company shall sell to the Investor, and the Investor shall purchase from the Company, Securities having an aggregate value of One Million, Six Hundred Thousand Dollars ($1,600,000).

2.2 DELIVERY OF CLOSING NOTICE. Subject to the terms and conditions herein, the Company may deliver a Closing Notice to the Investor anytime during the Commitment Period.

2.3 CONDITIONS TO INVESTOR’S OBLIGATION TO PURCHASE SECURITIES. Notwithstanding anything to the contrary in this Agreement, the Investor shall not be entitled to purchase the Securities unless each of the following conditions are always satisfied:

i. the Registration Statement shall remain effective and available;

ii. during the Commitment Period, the Common Stock shall have been quoted for trading on the Principal Market and the Company shall not have been notified of any action to suspend the trading of Common Stock;

iii. the Company has complied with its obligations under this Agreement and is otherwise not in breach of this Agreement; iv. the issuance of the Securities will not violate any requirements of the Principal Market.

2.4 MECHANICS OF PURCHASE OF SECURITIES BY INVESTOR. The Company shall deliver the Securities, to an account designated by the Investor, with the Closing Notice; the Investor shall deliver the funds, minus the Purchase Fee and the Administrative Fee, to an account designated by the Company, on the Closing.

2.5 LIMITATION ON AMOUNT OF OWNERSHIP. In no event shall the Investor be entitled to purchase a number of shares of Common Stock greater than 19.99% of the Common Stock outstanding on the Issue Date.

SECTION III

INVESTOR’S REPRESENTATIONS, WARRANTIES AND COVENANTS

By executing this Agreement, the Investor represents, warrants, covenants and agrees that:

3.1 POWER AND AUTHORITY. The undersigned has full power and authority to act on behalf of and bind the Investor to its obligations as set forth herein and making these representations.

3.2 EFFECTIVE REGISTRATION STATEMENT. The Securities are being offered pursuant to the Registration Statement and Investor is solely relying on the Registration Statement and all periodic filings made by the Company in determining whether to purchase the Securities.

3.3 REVIEW OF SEC FILINGS. Investor has had full opportunity to read and review the Registration Statement, the documents incorporated therein by reference, and consult with an attorney regarding such Registration Statement.

3.4 ACCURACY OF REPRESENTATIONS. The information provided herein and these representations, warranties and agreements are accurate and complete, and shall remain so until the undersigned notifies the Company otherwise.

3.5 NO SHORT SALES. No short sales shall be permitted by the Investor or its affiliates during the Commitment Period

3.6 ACCREDITED INVESTOR. The Investor is an accredited investor as defined in Rule 501(a)(3) of Regulation D, and the Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. The Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

3.7 INTENT. The Investor is entering into this Agreement for its own account, and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Securities to or through any person in violation of the Securities Act or any applicable state securities laws; provided, however, that the Investor reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition.

3.8 NO LEGAL ADVICE FROM THE COMPANY. The Investor acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. Except with respect to the representations, warranties and covenants contained in this Agreement, the Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

3.9 COMPLIANCE WITH LAW; TRADING IN SECURITIES. The Investor’s trading activities with respect to the Common Stock will be in compliance with all applicable state and federal securities laws and regulations and the rules and regulations of FINRA and the Principal Market.

SECTION IV

COMPANY’S REPRESENTATIONS

Except as disclosed on the Company’s filings with the SEC under the Securities Act of 1933 (the “1933 Act”) and the Securities Exchange Act of 1934 (the “1934 Act”), the Company represents to the Investor that:

4.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation organized under the laws of the State of Nevada and has the requisite corporate power and authorization to carry on its business as now being conducted. The Company is qualified to do business in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means a change, event, circumstance, effect or state of facts that has had or is reasonably likely to have, a material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Agreement.

4.2 AUTHORIZATION; ENFORCEMENT; COMPLIANCE WITH OTHER INSTRUMENTS.

i.	The Company has the requisite corporate power and authority to enter into this Agreement and to issue the Securities in accordance with the terms hereof;

ii.	the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Securities pursuant to this Agreement, have been duly and validly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, or its shareholders;

iii.	this Agreement has been duly and validly executed and delivered by the Company;

iv.	this Agreement constitutes the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

4.3 ISSUANCE OF SECURITIES. The Company has reserved the number of Securities included in the Company’s registration statement for issuance pursuant to this Agreement, which have been duly authorized and reserved (subject to adjustment pursuant to the Company’s covenant set forth in Section 4.10) pursuant to this Agreement. Upon issuance in accordance with this Agreement, the Securities will be validly issued, fully paid for and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. In the event the Company cannot register enough Securities for issuance pursuant to this Agreement, the Company will use its best efforts to authorize and reserve for issuance the number of Securities required for the Company to perform its obligations hereunder as soon as reasonably practicable.

4.4 INSURANCE The Company has no liability insurance at this time.

4.5 DILUTIVE EFFECT. The Company’s executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect on the shareholders of the Company. The Board of Directors of the Company has concluded, in its good faith business judgment, and with full understanding of the implications, that such issuance is in the best interests of the Company. The Company specifically acknowledges that, subject to such limitations as are expressly set forth in this Agreement, its obligation to issue Securities upon purchases pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

4.6 BEST EFFORTS. The Company shall use all commercially reasonable efforts to timely satisfy each of the conditions set forth in this Agreement.

4.7 REPORTING STATUS. Until one of the following occurs, the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status, or take an action or fail to take any action, which would terminate its status as a reporting company under the 1934 Act: (i) this Agreement terminates pursuant to Section V and/or the Investor has the right to sell all of the Securities without restrictions pursuant to Rule 144 promulgated under the 1933 Act, or such other exemption, or (ii) the date on which the Investor has sold all the Securities.

4.8 USE OF PROCEEDS. The Company will use the proceeds from the sale of the Securities for general corporate and working capital purposes.

4.9 FINANCIAL INFORMATION. During the Commitment Period, the Company agrees to make available to the Investor via EDGAR or other electronic means the following documents and information on the forms set forth: (i) within five (5) Business Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any Registration Statements or amendments filed pursuant to the 1933 Act; (ii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders; and (iii) within two (2) calendar days of filing or delivery thereof, copies of all documents filed with, and all correspondence sent to, the Principal Market, any securities exchange or market, or the Financial Industry Regulatory Association, unless such information is material nonpublic information.

4.10 RESERVATION OF SECURITIES. The Company shall take all action necessary to always have authorized and reserved the number of Securities included in the Registration Statement for issuance pursuant to this Agreement. If the Company determines that it does not have enough Common Stock to reserve and keep available for issuance as described, the Company shall use all commercially reasonable efforts to increase the number of Common Stock by seeking shareholder approval.

4.11 LISTING. The Company shall maintain the listing of the Common Stock on the Principal Market. The Company shall promptly provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange.

4.12 CORPORATE EXISTENCE. The Company shall use all commercially reasonable efforts to preserve and continue the corporate existence of the Company.

4.13 NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION; SUSPENSION OF RIGHT TO SUBMIT A CLOSING NOTICE. The Company shall promptly notify the Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of the Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or notice of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of changes in the Registration Statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company’s reasonable determination that a post-effective amendment or supplement to the Registration Statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related prospectus.

4.14 ACKNOWLEDGEMENT OF TERMS. The Company hereby represents and warrants to the Investor that: (i) it is voluntarily entering into this Agreement of its own freewill, (ii) it is not entering this Agreement under economic duress, (iii) the terms of this Agreement are reasonable and fair to the Company, and (iv) the Company has had independent legal counsel of its own choosing review this Agreement, advise the Company with respect to this Agreement, and represent the Company in connection with this Agreement.

SECTION V

EXPIRATION

This Agreement shall expire either upon:

5.1 the Closing; or

5.2 March 31, 2025.

All Securities due under this Agreement shall be immediately payable and due upon expiration of this Agreement.

SECTION VI

INDEMNIFICATION

In consideration of the mutual obligations set forth in this Agreement, the Company (the “Indemnitor”) shall defend, protect, indemnify and hold harmless the Investor and all of the investor’s shareholders, officers, directors, employees, counsel, and direct or indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (I) any misrepresentation or breach of any representation or warranty made by the Indemnitor or any other certificate, instrument or document contemplated hereby or thereby; (II) any breach of any covenant, agreement or obligation of the Indemnitor contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (III) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document contemplated hereby or thereby, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with information furnished to Indemnitor which is specifically intended for use in the preparation of any such Registration Statement, preliminary prospectus, prospectus or amendments to the prospectus. To the extent that the foregoing undertaking by the Indemnitor may be unenforceable for any reason, the Indemnitor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights Indemnitor may have, and any liabilities the Indemnitor or the Indemnitees may be subject to.

SECTION VII

GOVERNING LAW; MISCELLANEOUS

7.1 LAW GOVERNING THIS AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts located in Los Angeles, California. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. If any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

7.2 FEES. Except the Administrative Fee and Purchase Fee, the Company and the Investor shall pay the fees of its experts, if any, and all other expenses incurred by such party relating to this Agreement.

7.3 MISCELLANEOUS. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties hereto. No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Any notice delivered by one Party to the other may be delivered to each Party’s respective address as set forth on the signature pages to this Agreement.

SECTION XIII

NON-DISCLOSURE OF NON-PUBLIC INFORMATION

The Company shall not disclose non-public information to the Investor.

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